AMENDMENT TO
COLUMBIA FUNDS VARIABLE SERIES TRUST II
FUND PARTICIPATION AGREEMENT
This Amendment (the “Amendment”) dated as of April 26, 2013 to the Fund Participation Agreement, dated September 30, 2009, as restated April 1, 2011 by and among Symetra Life Insurance Company ("Symetra"), Columbia Management Investment Advisers, LLC ("Columbia"), Columbia Management Investment Distributors, Inc. ("CMID") and Columbia Funds Variable Series Trust II (“CFVSTII”) (the “CFVSTII Agreement”).
W I T N E S S E T H T H A T:
WHEREAS, Symetra, Columbia, CMID and Columbia Funds Variable Insurance Trust I (“CFVITI”) are parties to that certain Participation Agreement, dated September 30, 2009 relating to shares of the CFVITI portfolios listed on Exhibit A attached hereto (each, a “Selling Fund”);
WHEREAS, the shareholders of each Selling Fund have voted to approve a proposal to reorganize the Selling Fund with and into a portfolio of CFVSTII (each, a “Buying Fund”) as listed on Exhibit A (each, a “Reorganization”);
WHEREAS, the Buying Fund(s) are not currently covered under the CFVSTII Agreement;
WHEREAS, Symetra, Columbia, CMID and CFVSTII desire to add the Buying Fund(s) to the portfolios of CFVSTII covered under the CFVSTII Agreement;
NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:
1.Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B, effective as of the date the Reorganization occurs.
2.This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
As modified herein, the CFVSTII Agreement is confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this CFVSTII Agreement as of the date first above written.

SYMETRA LIFE INSURANCE COMPANY By: ______________________________ Name: Daniel R. Guilbert Title: Executive Vice President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC By: ______________________________ Name: ____________________________ Title: _____________________________
COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC. By: ______________________________ Name: ____________________________ Title: _____________________________
COLUMBIA FUNDS VARIABLE SERIES TRUST II By: ______________________________ Name: ____________________________ Title: _____________________________

EXHIBIT A

Selling Fund	Buying Fund	Anticipated Reorganization Date
Columbia Variable Portfolio – Mid Cap Growth Fund, a series of Columbia Funds Variable Insurance Trust I	Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund, a series of Columbia Funds Variable Series Trust II	April 26, 2013

SCHEDULE B

Designated Portfolios

Columbia Variable Portfolio – Mid Cap Value Opportunities Fund (Class l and 2 Shares)
Columbia Variable Portfolio – International Opportunity Fund (Class l and 2 Shares)
Columbia Variable Portfolio –·Income Opportunities Fund (Class l and 2 Shares)
Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 2 shares)